                                 STROBL & SHARP
                            Professional Corporation
                       300 East Long Lake Road, Suite 200
                         Bloomfield Hills, MI 48304-2376
                      Phone (248) 540-2300 Fax 248 645-2690

                                                   January 28, 2008

Asia Automotive Acquisition Corporation
199 Pierce St., Ste. 202
Birmingham, Michigan 48009

Ladies and Gentlemen:

         We have acted as counsel to Asia Automotive Acquisition Corporation, a Delaware corporation ("AAAC"), and its wholly owned subsidiary, Tongxin International, Ltd., a British Virgin Islands company ("TI"), in connection with
(i) the transactions described in the Stock Purchase Agreement (the "Stock Purchase Agreement") entered into by and among AAAC, TI and Hunan Tongxin Enterprises Co. Ltd, a corporation organized under the laws of the People's Republic of China, ("HT") and (ii) the proposed merger of AAAC with and into TI (the "Redomestication Merger"), pursuant to the Plan of Merger by and between AAAC and TI ("Merger Agreement").

         AAAC and TI are filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form S-4 (the "Registration Statement") with respect to the common stock and warrants of TI to be issued to AAAC stockholders pursuant to the Merger Agreement. If the Redomestication Merger is consummated on the terms and subject to the conditions set forth in the Merger Agreement, then AAAC will merge with and into TI, the separate corporate existence of AAAC will cease and TI will continue as the surviving corporation. In accordance with the Merger Agreement, one new ordinary share of TI will be issued to the stockholders of AAAC for each outstanding share of common stock of AAAC and TI will issue one warrant for each outstanding warrant of AAAC and one unit (consisting of one share and one warrant) for each outstanding unit of AAAC. Concurrently with or as soon as practicable following the merger of AAAC with and into TI, TI will consummate the acquisition of all the issued and outstanding common stock of HT (the "Stock Purchase") in accordance with the terms of the Stock Purchase Agreement. HT owns a controlling interest in one or more operating businesses in the People's Republic of China. We have assumed for purposes of the opinion set forth below that the Stock Purchase will be consummated immediately following the Redomestication Merger as part of a single integrated plan and that the Redomestication Merger will be consummated in accordance with laws of the State of Delaware and the British Virgin Islands.

         This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act. In connection with this opinion, we have examined, and are familiar with: (i) the Merger Agreement, (ii) the Stock Purchase Agreement, (iii) the Registration Statement and the Proxy Statement/Prospectus (the "Prospectus") which is contained in the Registration Statement and (iv) such other presently existing documents,

                                 STROBL & SHARP
                            Professional Corporation
                       300 East Long Lake Road, Suite 200
                         Bloomfield Hills, MI 48304-2376
                      Phone (248) 540-2300 Fax 248 645-2690


Asia Automotive Acquisition Corporation
January 28, 2008
Page Two


records and matters of law as we have deemed appropriate in order to enable us to render this opinion.

         In rendering this opinion, we have assumed the following (without any independent investigation or review thereof):

         1. The legal capacity of all natural persons, the authenticity of original documents submitted to us, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies, the genuineness of all signatures and the due execution and delivery of all documents;

         2. The due execution and delivery of the Officer's Certificate delivered to us by AAAC and TI on or before the date hereof (the "Officer's Certificate");

         3. The truth and accuracy at all relevant times of the representations, warranties and statements of fact made or to be made by AAAC, TI and their respective management, employees, officers and directors in connection with the Redomestication Merger, including, but not limited to, those set forth in the Registration Statement, the Prospectus, the Merger Agreement and the Officer's Certificate;

         4. Any representation or statement made "to the knowledge of" or similarly qualified is correct without such qualification;

         5. The Redomestication Merger will be consummated in accordance with the terms and provisions of the Merger Agreement without any waiver or breach of any material provision thereof, and the Redomestication Merger will be effective under applicable law;

         6. The Stock Purchase will be consummated in accordance with the terms and provisions of the Stock Purchase Agreement without any waiver or breach of any material provision thereof; and

         7. The Redomestication Merger will be reported by AAAC on its federal income tax return in a manner consistent with the treatment of the Redomestication Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

                                 STROBL & SHARP
                            Professional Corporation
                       300 East Long Lake Road, Suite 200
                         Bloomfield Hills, MI 48304-2376
                      Phone (248) 540-2300 Fax 248 645-2690


Asia Automotive Acquisition Corporation
January 28, 2008
Page Three


Based upon and subject to (i) the Redomestication Merger being consummated in the manner described in the Merger Agreement, (ii) the Stock Purchase being consummated in the manner described in the Stock Purchase Agreement, (iii) the accuracy of the Registration Statement and the facts concerning the Redomestication Merger and Exchange Offer that have come to our attention during our engagement, and (iv) certain representations made by AAAC and TI in connection with the issuance of our opinion, the discussions in the Registration Statement under the caption "Material U.S. Federal Income Tax Considerations of the Redomestication Merger" (the "Tax Section"), insofar as they relate to statements of law or legal conclusions, set forth our opinion of the material United States federal income tax considerations generally applicable to the Redomestication Merger and Exchange Offer based upon current law and the facts and assumptions stated or referred to therein.

         We express no opinion as to United States federal, state, local, foreign or other tax consequences, other than as set forth in the Tax Section. Because this opinion is being delivered prior to the effective times of the Redomestication Merger and the Stock Purchase, this opinion must be considered prospective and dependent upon future events. There can be no assurance that changes in the law will not take place which could affect the United States federal income tax consequences of the Redomestication Merger, Stock Purchase or Exchange Offer or that contrary positions may not be taken by the Internal Revenue Service.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name in the Registration Statement. By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Rules"), nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the Securities Act or the Rules.

         No opinion is expressed as to any federal income tax consequence of the Redomestication Merger, Stock Purchase, Exchange Offer or the other transactions contemplated by the Merger Agreement except as specifically set forth herein. This opinion may not be relied upon except with respect to the consequences specifically discussed herein. By rendering this opinion, we undertake no responsibility to update this opinion after the date hereof for any reason, including but not limited to, any new or

                                 STROBL & SHARP
                            Professional Corporation
                       300 East Long Lake Road, Suite 200
                         Bloomfield Hills, MI 48304-2376
                      Phone (248) 540-2300 Fax 248 645-2690


Asia Automotive Acquisition Corporation
January 28, 2008
Page Four


changed facts or law which come to our attention after the date hereof. This opinion is being delivered to you solely in connection with the filing of the Registration Statement.

This opinion may not be relied upon or utilized for any other purpose without our prior written consent.


                                                 Very truly yours,

                                                 /s/STROBL & SHARP, P.C.